              Broadview Networks Holdings, Inc. and Subsidiaries
             For the years ended December 31, 1999, 1998 and 1997

Rule 12-09 Valuation and qualifying accounts and reserves

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         1999                         |                         Additions                   |
------------------------------------------------------------------------------------------------------------------------------------
Description               Balance at    Charged to costs and   Charged to other accounts --   Deductions --        Balance at end of
                         Beginning of         expenses                 describe                 Describe                period
                           Period.
-----------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful     382,302          3,955,938                                      Write Offs 3,035,749        1,302,491
Accounts

Allowance for Customer                         85,000                 Revenue -- 15,000                                  100,000
Credits

Tax Valuation Allowance  3,633,910                            NOL Increase -- 9,227,938                               12,861,848
-----------------------------------------------------------------------------------------------------------------------------------
Total                    4,016,212          4,040,938                         9,242,938               3,035,749       14,264,339
====================================================================================================================================


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         1998                           |                       Additions                      |
------------------------------------------------------------------------------------------------------------------------------------
      Description           Balance at      Charged to costs and    Charged to other accounts      Deductions -       Balance at end
                           Beginning of           expenses                  -describe                Describe            of period
                             Period.
------------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful        138,518              528,412                                       Write Offs  284,628         382,302
Accounts


Tax Valuation Allowance     2,292,295                               NOL Increase - 1,341,615                               3,633,910
                           ---------------------------------------------------------------------------------------------------------
                            2,430,813              528,412                         1,341,615                 284,628       4,016,212
Total                      =========================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
         1997                            |                      Additions                      |
------------------------------------------------------------------------------------------------------------------------------------
      Description           Balance at      Charged to costs and    Charged to other accounts      Deductions -      Balance at end
                           Beginning of           expenses                  -describe                Describe           of period
                             Period.
------------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful          173                217,786                                      Write Offs  79,441        138,518
Accounts



Tax Valuation Allowance     974,343                                NOL Increase - 1,317,952                             2,292,295
                           ---------------------------------------------------------------------------------------------------------
                            974,516                217,786                        1,317,952                 79,441      2,430,813
Total                      =========================================================================================================